Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Equity Premium and Growth Fund
333-128545
811-21809

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007 and subsequently adjourned to October 22, 2007, and additionally adjourned to November 8, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement and new sub-advisory agreements, and to ratify the selection of PricewaterhouseCoopers LLP as the funds independent registered public accounting firm.

Voting results for the new investment management agreement and the new sub-advisory agreements are as follows:

To approve a new
investment
management
agreement

 Common
Shares

   For

                       8,392,401

   Against

                          258,257

   Abstain

                          266,117

   Broker Non-Votes

                       3,301,639

      Total

                     12,218,414




To approve a new sub-
advisory agreement
between Nuveen Asset
 Management and
Gateway Investment
Advisers, L.P.



   For

                       8,338,109

   Against

                          289,442

   Abstain

                          289,224

   Broker Non-Votes

                       3,301,639

      Total

                     12,218,414




To approve a new sub-
advisory agreement
between Nuveen Asset
 Management and
Gateway Investment
Advisers, LLC



   For

                       8,333,943

   Against

                          291,811

   Abstain

                          291,021

   Broker Non-Votes

                       3,301,639

      Total

                     12,218,414


Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013070.